THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                             $100,000
                                                  October ______, 2001



                               SHARECOM, INC.
                       CONVERTIBLE 10% PROMISSORY NOTE


     For value received, Sharecom, Inc., a Nevada corporation ("Corporation") promises to pay to Virginia M. Amendola or her assigns ("Holder"), the principal sum of ONE HUNDRED THOUSAND and No/100 DOLLARS ($100,000), together with all accrued and unpaid interest thereon as set forth below.

I. Interest, Maturity, Payment Terms. Interest on the unpaid principal balance of this Note shall accrue at the rate of ten percent (10%) per annum compounded monthly (the "Interest Rate") commencing on the date hereof, and shall be payable monthly on the first day of each month beginning November 1, 2001 thru January 1, 2002. Thereafter, said principal and interest shall be amortized over a three year period in equal, consecutive monthly installments with the first monthly installment of $3,226.72 due on February 1, 2002 and monthly installments due on the first day of each month thereafter, with the entire unpaid balance due and payable on or before January 1, 2003 (the "Maturity Date"). The Corporation shall have no right of prepayment on this Note.

1.        Conversion

a. Conversion Price. So long as it remains unpaid, this Note may be converted into Common Stock, in whole or in part, at any time prior to the Maturity Date by written notice by the Holder to the Corporation, into the number of shares of Common Stock (the "Conversion Shares") that represents a 10% ownership of the Common Stock of the company' issued and outstanding as of the date of conversion multiplied by a fraction, the numerator of which shall be the outstanding principal balance and all accrued and unpaid interest on the Note which is intended to be converted and the denominator of which shall be $100,000, provided however, any shares of Common Stock sold after the date hereof at a consideration of at least $.015 per share shall not be deemed to be issued and outstanding for purposes of this calculation.

b. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. If the conversion would result in the issuance of any fractional shares, the Corporation shall, in lieu of issuing any fractional share, pay the Holder a sum in cash equal to the fair market value of any such fractional interest as determined in good faith by the Corporation.

a. Mechanics. If the Holder wishes to convert the Note at any time prior to the Maturity Date, written notice shall be given by the Holder to the Corporation at the place where the principal executive office of the Corporation is located, notifying the Corporation of the Holder's intent to convert this Note, specifying the principal amount of the Note and accrued and unpaid interest eligible to be converted or paid, the expected date of such conversion or payment, and representing that the Holder will surrender this Note to the Corporation in exchange for Conversion Shares or payment as provided herein, in the manner and at the place designated by the Corporation. As promptly as practicable after the conversion of this Note, but in no event more than 10 days after surrender of the Note, a certificate or certificates for the number of full shares of equity securities issuable upon such conversion.

a.         Restrictive Legend.   Each Conversion Share issued upon conversion
of this Note shall bear a legend containing the following words:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE
               SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT."

          The requirement that the above legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act of 1933, as amended ("Securities Act") or (iii) when such shares are transferred in any other transaction if the seller delivers to the Corporation an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the
          Corporation, or a "no-action" letter from the Staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Corporation against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the occurrence of such event, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver the holder of any such securities as to which the requirement for such legend shall have termination, on or more new certificates evidencing such securities not bearing such legend.

a. Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Conversion Shares upon conversion of this Note.

a. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note. If at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

a. Registration Rights. At no cost to the Holder, the shares of Common Stock received upon conversion and any other shares of Common Stock owned by the Holder shall have "piggyback" registration rights if the Corporation proposes to register any of its equity securities at any time.

1.         Adjustment  of  Shares of Common Stock Issuable  Upon  Conversion.
The number and kind of Conversion Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 3.

a. Common Stock Defined. As used in this Section 3 the term "Common Stock" shall mean and include the Corporation's authorized and issued Common Stock, as constituted on the date hereof, and shall also include any capital stock of any class of the Corporation thereafter authorized and issued.

a. Other Corporate Actions. In the case of a sale of the Corporation or a proposed reorganization of the Corporation or a proposed reclassification of the capital stock of the Corporation (except a Liquidation Event or a transaction for which provision for adjustment is otherwise made in this Section 3), the Note shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon exercise of such Note would have been entitled upon such sale of the Corporation, reorganization or reclassification; and, in any such case, appropriate adjustment shall be made in application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder of the Note, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Note. The Corporation shall not effect any such sale of the Corporation unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder is entitled to receive.

2.         Covenants  of  the  Corporation.   The Corporation  covenants  and
agrees that, so long as this Note remains outstanding and unpaid, in whole or in part, the Corporation:

a. Shall permit her designee from time to time to attend the Company's Board of Director's meetings in a non-voting capacity and the Secretary will endeavor to give her notice of all such meetings in the same manner and according to the same schedule as such notice is given to the Directors; provided however, that the validity of the Board's action will not be affected in any way by either her unavailability to attend any meeting or the consent of the Directors to action taken without a meeting (whether such action is taken with or without prior notice);

a. Shall not take any action to cause any amendment, alteration or repeal of any of the provisions of (A) the Certificate of Incorporation or
(B) the By-Laws, in any respect which directly or indirectly adversely affects the rights of the Holder;

a. Shall not authorize, create or issue any additional shares of capital stock or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock without the prior written consent of the Holder which consent may be withheld in the sole and absolute discretion of the Holder, provided however, the Corporation may sell additional shares of its Common Stock at a minimum of $.08 per share without the prior consent of the Holder;

a. Shall not in any manner authorize or effect the redemption, retirement or repurchase of, or declare or pay any dividend or distribution on or with respect to any shares of common stock;

a. Shall not sell, transfer or in any other manner alienate or dispose of a material part of its assets or engage in any Liquidation Event, as defined in Section 6, without the prior written consent of the Holder, such consent not to be unreasonably withheld;

a. Shall not purchase, lease or otherwise acquire all of substantially all of the properties or assets of any other corporation or entity;

a. Shall not enter into any new line of business or make any substantial change in the business of the Corporation;

a. Shall not, without the prior written consent of the Holder, such consent not to be unreasonably withheld, create, issue, assume, guarantee or in any manner, directly or indirectly, become liable for the payment of, or otherwise incur any, indebtedness, other than trade payables incurred in the ordinary course of business on or after the date of this Note, nor create or suffer to exist any lien or encumbrance on any of its assets or properties;

a. Shall neither increase the salaries of any employee of the Corporation nor pay to any employee accrued but unpaid compensation (notwithstanding the foregoing, the Corporation may pay to any employee the compensation then due for services actually rendered after the date of this
Note);

a. Shall not make any loans to any person who is or becomes a shareholder of the Corporation, other than for reasonable advances for expenses in the ordinary course of business;

a. Shall promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Corporation or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any
part  thereof; provided, however, that the         Corporation shall  not  be
required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Corporation shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

a. Shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and "keep current" for all purposes under U.S. or state securities laws or regulations comply with all laws applicable to the Corporation as interpreted by its counsel;

a. Shall keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

a. Shall promptly upon the occurrence of a condition or event which is, to the best knowledge and belief of the Corporation's President, an Event of Default or of any condition or event which, with notice or lapse of time or both, would constitute, to the best knowledge and belief of the Corporation's President, an Event of Default, furnish a statement of the Corporation and of the Corporation's President to the Holder setting forth the details of such Event of Default or condition or event and the action which the Corporation intends to take with respect thereto;

a. Shall, at all time, keep its books, records and accounts true and correct in all material ways; and

a. Shall apply all proceeds from the Note according to a use of proceeds attached hereto and incorporated herein as Exhibit A.

1.          Representations  of  Corporation  to  Holder.    The  Corporation
represents and warrants to the Holder as follows:


a. The Corporation has full power and authority to execute, deliver and perform duties under this Convertible Promissory Note. The execution, delivery and performance of this Convertible Promissory Note by Corporation have been duly authorized and approved by Corporation and do not require any further authorization or consent of Corporation or its members. This Convertible Promissory Note has been duly authorized, executed and delivered by Corporation and is the legal, valid and binding obligation of Corporation enforceable in accordance with its terms. Corporation is the legal and beneficial owner of the Shares and such Shares are not subject to any lien or encumbrance.

a. Neither the execution and delivery of this Convertible Promissory Note or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof of thereof will: (i) conflict with, result in a breach of the terms, conditions and provisions of, or constitute a default under, (1) the
constituent   documents  of  the  Corporation,  (2)  any  note,   instrument,
agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Corporation is a party or any of the assets or properties of Corporation is subject or by which Corporation is bound, (3) any judgment, order, award or decree of any court or tribunal to which Corporation is a party or any of the assets or properties of Corporation is subject or by which Corporation is bound, or (4) any law, statute, regulation or rule affecting Corporation or its assets or properties; or (ii) require the approval, consent, authorization or act of, or the making of Corporation of any declaration, filing or registration with, the Corporation or any governmental agency.

1.        Event of Default/Remedies.

a.        Any of the following events shall constitute an Event of Default:

1. (A) any failure to pay when due any principal hereof or interest hereon, or (B) any breach by the Corporation of any of its other obligations or covenants under this Note, provided that the Corporation shall have ten (10) days from the date of receipt of any notice of its failure to perform any of its other obligations or covenants under this Note not involving the payment of money to Holder within which to cure said failure (in which case it shall not be an Event of Default); or

i. the Corporation (A) becomes insolvent or admits in writing its inability to pay its debts as they mature, (B) makes any assignment for the benefit of creditors, or (C) applies for or consents to the appointment of a receiver or trustee for the Corporation or for a substantial part of the Corporation's property or business, or a receiver or trustee otherwise is appointed (for purposes of this subsection, the Corporation shall be deemed "insolvent" if it is unable to pay its debts as they come due); or


i. any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against the Corporation and if instituted against the Corporation, shall not have been dismissed within 60 days of being instituted; or

i. any money judgment, lien, writ or warrant of attachment, or similar process is entered or filed against the Corporation or any of the assets of the Corporation and remains unvacated, unbounded, unstayed, undismissed or undischarged for a period of 15 days; or

i. the Corporation shall fail to pay any debt for borrowed money or other similar obligation or liability ("Indebtedness") (excluding
(i) Indebtedness evidenced by this Note and (ii) any and all indebtedness owed to the Corporation, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any such Indebtedness of the Corporation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

     b.   Remedies.   Upon  the occurrence and during the continuance  of  an
          Event of Default described in subsection 6(a) above, the Holder, at her option, may:

i. declare all indebtedness under this Note immediately due and payable and credit any sums received thereafter to such indebtedness in whatever priority she shall elect; provided however, that such application of sums so received shall not serve to waive or cure any default existing under this Note nor to invalidate any notice of default or any act done pursuant to such notice and shall not prejudice any rights of Holder; and

i. declare that from and after the date of such Event of Default the Interest Rate shall be 18% per annum, compounded annually, so long as any portion of the principal and interest due on the Note remains unpaid; and

i. exercise any or all rights provided or permitted by law or granted pursuant to this Note in such order and in such manner as the Holder may, in sole judgment, determine, including without limiting her continuing right to convert this Note to Common Stock pursuant to Section 2 hereof.

7. Rights Upon Liquidation. Upon a Liquidation Event (as defined below), provided that no notice of conversion has been given pursuant to Section 2 hereof, the Corporation shall give prompt notice thereof to the Holder and the Holder shall be entitled, by giving notice within 10 days of receiving such notice from the Corporation, to receive prior to any other distribution to any other person or entity an amount in cash equal to the outstanding principal on the Note, together with all accrued and unpaid interest. For purposes hereof, a "Liquidation Event" shall mean any of the following:

a.        the liquidation dissolution or winding up of the Corporation;

a. the Corporation consolidating or merging with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization own less than 50% of the power to vote for directors immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of 50% of the power to vote for directors is transferred; or

a. the sale of all or substantially all of the Corporation's assets (a "Sale of Assets").

     Nothing in this Section 6 shall permit the Corporation to engage in any of the transaction described in this Section 6 without first obtaining consent from the Holder.

8. No failure on the part of Holder to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single partial exercise of any right hereunder preclude any other or further exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. In the event of a default under this Note, Holder shall have the rights and remedies provided at law or in equity. This Note shall be binding upon Corporation and its successors and assigns and shall inure to the benefit of Holder and her successors and assigns. The obligations of Corporation under this Note are absolute and are not subject to counterclaim, set off, deduction or defense.

9.   Seniority.    This  Note shall rank senior to all other indebtedness  of
     the  Corporation,  unless  the  Holder  shall  consent  in  writing   to
     subordinate this Note to any subsequent indebtedness.

10.        Severability.   Should any provision or portion of  this  Note  be
     held unenforceable or invalid for any reason, the remaining provisions and portions of this Note shall be unaffected by such holder.

11. Descriptive Headings, Etc. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Note otherwise requires: (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note, and Section and paragraph references are to the Sections and paragraphs of this Note unless otherwise specified; (d) the word "including" and words of similar import when used in this Note shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and (f) provisions apply to successive events and transactions.

12. Consent to Jurisdiction. The Corporation hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any court in the State of Colorado, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Note or the subject matter may not be enforced in or by such court. The Corporation hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in herein, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Corporation irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding. The Corporation agrees to pay Holder's reasonably costs in collecting and enforcing this Note, including reasonable attorneys' fees.

13.        Governing  Law.    The terms of this Note shall  be  construed  in
     accordance with the laws of the State of Colorado.

14. Successor and Assigns. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Corporation without the prior written consent of the Holder. The Corporation acknowledges and agrees that, subject to the Securities Act, the Holder may transfer, all or part of, the securities acquired by her hereunder and assign, all or part of its rights and obligations under this Note to one or more other persons, partnerships, corporations, trusts or other organizations without the consent of the Corporation; provided, however, that (1) the Holder give prior written notice of such assignment to the Corporation and (2) the assignee execute a suitable letter representing its qualifications as an accredited investor.





15. Waiver. THE CORPORATION AND THE HOLDER HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, WHETHER AT LAW OR EQUITY, BROUGHT IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Corporation hereby waives demand, notice, presentment, protest and notice of dishonor.

                              SHARECOM, INC.

                              /s/ Brad Nordling
                              ____________________________________
                              Brad Nordling

                                  EXHIBIT A

6.        New radios from Nikko (WRP500) $58.30 ea. * 1250 qty. =           $
72,875

1          Packaging  design  and  production  -                            $
4,500

1          Shipping  from  Malaysia  -                                      $
4,000

1         Internet advertising on CNN.COM 2 months @ $5,000 ea =            $
10,000

1         Operational expenses (phones, UPS, Answering service)             $
6,000

1         DC trip to announce new product with NOAA & Nikko -               $
2,500

1        Miscellaneous                                     $       125
                                                       _________

                                                       TOTAL
                                                       $100,000